Exhibit 10.1

March 7, 2025

The Borrowers, Beneficial Owners and Indemnitor (as defined herein)

c/o Smart Stop Self Storage REIT, Inc.

10 Terrace Road, Ladera Ranch
California, USA, 92694

Attention: H. Michael Schwartz and James Barry
Email: hms@smartstop.com and JBarry@smartstop.com

Dear Sirs/Madams:

Re: QuadReal Finance LP Mortgage Number:

Borrowers:

1.
SST VI 19 ESANDAR DR, ULC
2.
SST VI 1230 LAKESHORE RD E, ULC
3.
SST VI 1770 APPLEBY LINE, ULC
4.
SST VI 2068 S SHERIDAN WAY, ULC
5.
SST VI 24-60 SANFORD AVE N, ULC
6.
SST VI 411 CITYVIEW BLVD, ULC
7.
SST VI 1615 FRANKLIN ST, ULC

Beneficial Owners:

1.
SST VI 19 ESANDAR DR, LLC
2.
SST VI 1230 LAKESHORE RD E, LLC
3.
SST VI 1770 APPLEBY LINE, LLC
4.
SST VI 2068 S SHERIDAN WAY, LLC
5.
SST VI 24-60 SANFORD AVE N, LLC
6.
SST VI 411 CITYVIEW BLVD, LLC
7.
SST VI 1615 FRANKLIN ST, LLC

Indemnitor: STRATEGIC STORAGE TRUST VI, INC.

Properties:

1.
19 Esandar Drive, Toronto, ON
2.
1230 Lakeshore Road East, Mississauga, ON
3.
1770 Appleby Line, Burlington, ON
4.
2068 South Sheridan Way, Mississauga, ON
5.
24-60 Sanford Avenue North, Hamilton, ON
6.
411 Cityview Boulevard, Woodbridge, ON
7.
1615, 1625 and 1633 Franklin Street, Vancouver, BC

QuadReal Real Estate Debt (Canada) GP Inc., in its capacity as general partner of QuadReal Real Estate Debt (Canada) Limited Partnership, or any affiliate appointed thereby (collectively, the “Lender”), on the basis of information provided in connection with the request from the Borrowers (as defined herein) for financing, and subject to the terms of this letter (as may be amended, supplemented or replaced, the

“Commitment Letter”), is pleased to advise that arrangements have been made for first mortgage financing (the “Loan”) for the above referenced properties as outlined herein including the attached schedules.

SERVICER:

The Borrowers, Beneficial Owners and Indemnitor acknowledge and agree that QuadReal Finance LP (the “Servicer”) shall provide mortgage administration services on behalf of the Lender, shall be the Servicer and shall act on behalf of the Lender and not on its own behalf.

PURPOSE:

To provide a blanket first freehold mortgage (the “Mortgage”) on the security of the following lands and buildings to assist the Borrowers with the refinancing of same:

1.
19 Esandar Drive, Toronto, ON
2.
1230 Lakeshore Road East, Mississauga, ON
3.
1770 Appleby Line, Burlington, ON
4.
2068 South Sheridan Way, Mississauga, ON
5.
24-60 Sanford Avenue North, Hamilton, ON
6.
411 Cityview Boulevard, Woodbridge, ON
7.
1615, 1625 and 1633 Franklin Street, Vancouver, BC

(each individually a “Property”, and collectively, the “Properties”).

Full legal descriptions and ownership details for each Property are attached hereto as Schedule “A”.

BORROWERS and BENEFICIAL OWNERS:

Borrowers:

1.
SST VI 19 ESANDAR DR, ULC
2.
SST VI 1230 LAKESHORE RD E, ULC
3.
SST VI 1770 APPLEBY LINE, ULC
4.
SST VI 2068 S SHERIDAN WAY, ULC
5.
SST VI 24-60 SANFORD AVE N, ULC
6.
SST VI 411 CITYVIEW BLVD, ULC
7.
SST VI 1615 FRANKLIN ST, ULC

(each a “Borrower” and collectively, the “Borrowers”)

1.
SST VI 19 ESANDAR DR, LLC
2.
SST VI 1230 LAKESHORE RD E, LLC
3.
SST VI 1770 APPLEBY LINE, LLC
4.
SST VI 2068 S SHERIDAN WAY, LLC
5.
SST VI 24-60 SANFORD AVE N, LLC
6.
SST VI 411 CITYVIEW BLVD, LLC
7.
SST VI 1615 FRANKLIN ST, LLC

(each a “Beneficial Owner” and collectively, the “Beneficial Owners”)

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Each Borrower and Beneficial Owner shall be liable to the Lender on an unlimited joint and several basis for the payment of the Loan and the performance of all of the Borrowers’ other present and future obligations and liabilities to the Lender in connection with the Loan.

The Borrowers and Beneficial Owners represent and warrant that each of the Borrowers holds legal title to its respective Property described in Schedule “A” for and on behalf of its corresponding Beneficial Owner set out therein and for no other parties and that each of the Beneficial Owners is the only beneficial owner for whom its corresponding Borrower holds legal title. Each Beneficial Owner is the beneficial owner of its respective Property and holds such interest for and on behalf of its own account.

Schedule “F” sets out the ownership interests of each of the Borrowers and the Beneficial Owners and certain upstream affiliates more particularly described therein. No natural person owns 10% or more of any Borrower or Beneficial Owner (whether directly or indirectly).

INDEMNITOR:

Indemnities for the Lender’s typical recourse carveouts and environmental matters, as more particularly described in subsection (8) of the section captioned “SECURITY, COVENANTS, INDEMNITIES AND OPINIONS” (collectively, the “Indemnity”), shall be provided by each of the following until the Loan has been satisfactorily repaid in full:

(1)
STRATEGIC STORAGE TRUST VI, INC.

(the “Indemnitor”).

The Indemnity shall include a postponement of claims against the Borrowers, in favour of the Lender, subject to the provisions contained in this Commitment.

PRINCIPAL AMOUNT:

Up to $164,500,000 non-revolving facility, disbursed as follows:

(a)
Up to $147,000,000 of the Loan will be available to the Borrower in accordance with the provisions of this Agreement as an initial advance (the “Initial Advance”); and
(b)
Up to $17,500,000 of the Loan will be available to the Borrower in accordance with the provisions of this Agreement as a second advance (the “Earnout Advance” and an “Advance” shall mean either the Initial Advance or the Earnout Advance as applicable). Collectively, the Initial Advance and Earnout Advance shall be considered the “Aggregate Credit Facility”.

The aggregate credit available to the Borrowers under the Loan is not to exceed 64% of the appraised value of the Properties as set out in the appraisal delivered to the Lender pursuant to Section 3 of Schedule “B”.

TERM:

Commencing on the date of the Initial Advance to the date that is 60 months from the Interest Adjustment Date (the “Term”).

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AMORTIZATION:

The Loan will be interest only for the Term.

INTEREST RATE:

The interest rate for the Loan shall:

(a)
in respect of the Initial Advance, be 5.59% per annum, compounded semi-annually, not in advance; and
(b)
in respect of the Earnout Advance, if made, float monthly at one-month Adjusted Term CORRA plus 250bps in accordance with the provisions of Schedule “L” attached hereto.
INTEREST ADJUSTMENT DATE:

The “Interest Adjustment Date” means the first day of the month following the date of the Initial Advance (unless the Loan is advanced on the first day of a month, in which case the “Interest Adjustment Date” mean the date of the Initial Advance).

MATURITY DATE:

To expire 60 months from the Interest Adjustment Date (the “Maturity Date”).

TYPE OF MORTGAGE:

Conventional first mortgage.

REPAYMENT:

Interest only for the Term, with any balance to become due and payable on the Maturity Date.

All monthly Loan payments shall be made by way of automatic debit. Interest on the Initial Advance shall be applied on an ACTUAL/ACTUAL day count basis and interest on the Earnout Advance shall be applied on ACTUAL/365 day count basis. The attached Schedule “H” is to be completed and returned with this signed Commitment Letter.

TIME OF PAYMENTS:

In the event that any payment permitted or required to be made by the Loan shall be made after 12 noon, Pacific Time, on any payment date, that payment shall be deemed to have been made on the next following Business Day.

In this Commitment Letter, “Business Day” means a date, other than a Saturday, Sunday or statutory holiday, on which the Lender’s offices in Victoria, British Columbia and Toronto, Ontario are open.

PREPAYMENT PRIVILEGES:

The Loan may be repaid, in whole (or in part in connection with a partial discharge of any Property in accordance with the section captioned “Partial Discharge Provision”), prior to the Maturity Date, subject to the following:

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(1)
If such prepayment is to be made during the first 24 months of the Term following the date of advance of funds, upon payment to the Lender of an additional amount equal to the greater of:
a.
three (3) months interest; or
b.
an amount equal to, as of the date of payment, the sum by which the present value of the remaining future instalments of principal and/or interest due with respect to the prepaid amount as provided in this Loan plus the present value of the prepaid portion of principal which would have been due on the Maturity Date exceeds the prepaid portion of principal as of the date of prepayment as calculated by the Lender as set out below.

For the purpose of calculating the amount payable pursuant to this clause, the present value of the remaining future instalments of principal and/or interest with respect to the prepaid amount plus the present value of the prepaid portion of principal which would have been due on the Maturity Date shall be determined by using a discount rate equal to the ask side yield, as of the Business Day preceding payment, on a non-callable Government of Canada Bond determined by the Lender having a term most closely approximating the then remaining unexpired term of the Loan (the result of this calculation is referred to herein as the “Lost Yield”). The Borrowers agree that this amount represents a genuine pre-estimate of the lost yield and is not a penalty.

(2)
If the Loan is repaid between months 25 to 60 of the Term, upon payment to the Lender of an exit fee equal to 75bps of the then outstanding principal amount of the Loan.
PROCESSING FEE:

A non-refundable processing fee in the amount of $1,069,250.00 (65bps) shall be paid out of the Initial Advance on closing.

CONDITIONS PRECEDENT

The Borrowers, Beneficial Owners and Indemnitor acknowledge that there are conditions precedent to funding by the Lender set out in Schedule “B”. The conditions precedent to funding are not conditions precedent to the enforceability of this Commitment Letter, rather they represent the Lender’s requirements prior to funding.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties and covenants of the Borrowers, Beneficial Owners and Indemnitor are set out in Schedule “C”.

SECURITY, COVENANTS, INDEMNITIES AND OPINIONS:

Required deliveries for this Loan, all in form and content satisfactory to the Lender and its solicitors, shall include:

(1)
this Commitment Letter;

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(2)
a first ranking charge/Mortgage over the Properties in the amount of $164,500,000, subject to those permitted encumbrances described in Schedule “A” (the “Permitted Encumbrances”);
(3)
a first ranking registered general assignment of all the Borrowers’ present and future interest in all rents and leases;
(4)
a beneficial owner agreement, beneficiary authorization and charge agreement or a beneficial charge binding each Beneficial Owner to each of the obligations of the Borrowers;
(5)
a general security agreement from each of the Borrowers and Beneficial Owners, which shall be perfected by registration under the provisions of the Personal Property Security Act (Ontario) or the Personal Property Security Act (British Columbia), as applicable, providing a first-ranking charge on all present and after-acquired personal property located on, used in association with or derived from the Properties, and all proceeds therefrom.

All collateral charged in favour of the Lender must not be subject to any prior or subsequent lien (other than Permitted Encumbrances), without the prior written consent of the Lender. Without limitation of the foregoing, the charge provided by the general security agreement shall extend to a first-ranking charge on all present and after-acquired contracts, contractual rights, purchase agreements, rights to receive profits or proceeds, all equipment such as air conditioning units, heating, ventilation and all other operating systems within any now existing or hereafter constructed building. Financing of personal property that becomes affixed shall not be permitted without the prior written consent of the Lender.

A financing statement in respect of the security interest created by the general security agreement shall be registered under the provisions of the Personal Property Security Act (Ontario) or the Personal Property Security Act (British Columbia), as applicable;

(6)
a first ranking assignment of all insurance policies, pertaining to the Properties;
(7)
priority agreements and postponement agreements, where requested by the Lender, each containing standstill period acceptable to the Lender and in a form satisfactory to the Lender and its solicitors. Each such agreement shall be registered on title, where available;
(8)
a full recourse carve-out indemnity, including an unlimited environmental indemnity, from each of the Borrowers, Beneficial Owners and Indemnitor, which will include an indemnity in respect of any losses suffered by the Lender as a result of any of the Obligors being non-residents of Canada for the purposes of Section 116 of the Income Tax Act (Canada);
(9)
a debt service guarantee from the Indemnitor, which shall terminate and be of no further force and effect upon the Properties, on a consolidated basis, achieving 2 consecutive fiscal quarters with the current Debt Service Ratio not less than 1:10:1:00, as determined by the Lender. The Debt Service Ratio for purposes of this calculation shall be defined as the Property Net Operating Income divided by the current debt service payments of the Initial Advance;
(10)
an opinion in respect of each of the Borrowers, Beneficial Owners and Indemnitor to be given by counsel to each as to the due authorization, execution, delivery; and enforceability

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of all documentation delivered by them to the Lender, together with all supporting certifications and resolutions; and
(11)
such other security, document, report or other matter as the Lender and its solicitors may, acting reasonably, deem necessary or advisable.

(collectively, the “Security Documents”).

PROPERTY MANAGEMENT:

The Properties shall at all times be managed by an affiliate of the Indemnitor, or by a professional property manager retained by the Beneficial Owners that is satisfactory to the Lender, acting reasonably. Where the Properties are managed by a professional property manager and where required by the Lender, the Beneficial Owners shall obtain a confirmation from such professional property manager specifying that, upon an Event of Default (as defined below) by any of the Borrowers, Beneficial Owners and/or Indemnitor, the professional property manager will, upon written notice from the Lender, accept instructions from the Lender in the name and in the stead of the Beneficial Owners, and without the Lender being considered a mortgagee in possession.

INSURANCE:

All insurance shall name the Lender as first loss payee and additional insured, with a provision that any amendment, non-renewal or cancellation shall not be permitted without notice to the Lender, with standard mortgages clauses, each in the form required by the Lender, acting reasonably. The Borrowers shall provide the Lender (or independent consultant as instructed) with evidence of the due renewal of acceptable insurance not later than sixty (60) days prior to the elapse thereof.

All insurance shall be reviewed initially, and at each policy expiry, by an independent consultant appointed by the Lender. The cost of such review and services shall be to the account of the Borrowers.

Further insurance requirements in connection with this Commitment Letter are set out in Schedule “G”.

OTHER FINANCING:

No other financing of all or any part of any of the Properties shall be permitted without the prior written consent of the Lender, including without limitation, financing of personal property that may be affixed or annexed to the Properties.

Where a lien is registered without the prior written consent of the Lender, in addition to the remedies available to the Lender, the Borrowers and Beneficial Owners covenant that they shall immediately cause such lien to be discharged from title to the applicable Property.

FINANCIAL REPORTING:

The Borrowers, Beneficial Owners and Indemnitor shall provide the Servicer with:

(1)
annually, within ninety (90) days of fiscal year-end, on at least a “notice to reader” basis, income statements and balance sheets for the Beneficial Owners;
(2)
annually, within ninety (90) days of fiscal year-end, audited financial statements prepared by a firm of independent public accountants, prepared in accordance with International

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Financial Reporting Standards (IFRS), Canadian Accounting Standards for Private Enterprises, or U.S. GAAP, whichever standard is applicable, for the Indemnitor;
(3)
quarterly, within ninety (90) days of quarter-end, a current rent roll, trailing 12-month operating statement and trailing 12-month occupancy history for each Property, including details of all capital expenditures; and
(4)
annually, no later than June 30 in each calendar year, internal certification as to the adjusted cost base and undepreciated cost amount, as applicable, of each Property together with such back up information as required by the Lender to verify same.
PROPERTY TAXES:

In accordance with the Mortgage, the property taxes shall be paid directly to the taxing authority, and the Borrowers shall provide the Lender with evidence of payment not less than annually, on demand, or on such other schedule as determined by the Lender, acting reasonably.

From and after the occurrence of an Event of Default beyond any cure period, where directed by the Lender, the Borrowers shall make monthly deposits to a realty tax reserve for the remainder of the Loan, in an amount reasonably determined by the Lender to be sufficient to pay such realty tax liability, as it becomes due.

EVENTS OF DEFAULT:

Without limiting the events of default to be incorporated into the Security Documents, the following events of default (the “Events of Default”, each an “Event of Default”) entitle the Lender to exercise its remedies under the Loan and the Security Documents, including, without limitation, the right to require the Borrowers to immediately pay the entire amount of principal and accrued interest then outstanding together with all fees, costs and expenses:

(1)
any default in the payment when due of any principal of or interest on the Loan, including the entire balance and accrued but unpaid interest due under the Loan on the Maturity Date, including on acceleration, and shall include default in the payment when due of any other amount payable to the Lender; or
(2)
failure to comply with the non-monetary terms and conditions of this Commitment Letter and/or the Mortgage and/or any of the Security Documents for a period of ten (10) days but only in the event such failure to comply is actually capable of being cured (provided that, if in the case of non-monetary defaults other than events of insolvency, rectification cannot reasonably be expected to be made within such period, then within a reasonable period of time thereafter provided that: (i) the Borrowers provide written notice to the Lender, and receive the Lender’s prior written consent approving the curative steps to be taken; and (ii) the defaulting party commences such rectification within the period and thereafter diligently pursues such rectification on the terms and conditions specified by the Lender); or
(3)
any representation, warranty or certification made by any party for the benefit of the Lender, the Servicer or any of them in any document (or in either case, any modification or supplement thereto), or in any certificate, report, financial statement or other item furnished to the Lender, the Servicer or any of them in connection with this transaction

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shall prove to have been false or misleading in any material respect as of the time made or furnished; or
(4)
any of the Security Documents fails to create or perfect the liens, rights, powers and privileges purported to be created thereby, and the Borrowers, and/or Beneficial Owners, as applicable, upon reasonable written notice from the Lender, fail to execute such further documents or instruments required by the Lender as may be reasonably necessary to effect the purpose of the Security Documents and carry out their provisions; or
(5)
any real or personal property (or any part thereof or interest therein) pledged or charged as security under the Commitment Letter and/or the Mortgage and/or any of the Security Documents becomes subject to any security interest, pledge, covenant, lien, or other encumbrance whether equal, junior or senior to the interest of the Lender, and whether by operation of law, or otherwise, other than Permitted Encumbrances; or
(6)
any collateral, real property or other interest (or any part thereof or interest therein) pledged or charged as security under the Commitment Letter and/or the Mortgage and/or any of the Security Documents is sold, assigned, transferred, conveyed or otherwise disposed of, or is the subject of any attempted sale, assignment, transfer or conveyance by any of the Borrowers or Beneficial Owners, without written consent of the Lender, whether directly or indirectly; or
(7)
any direct interest in a Borrower or Beneficial Owner becomes subject to any security interest, pledge, covenant, lien, or other encumbrance whether equal, junior or senior to the interest of the Lender and whether by operation of law or otherwise, save and except where the Lender has provided its prior written consent to same; or
(8)
any direct interest in a Borrower or Beneficial Owner is sold, assigned, transferred, conveyed or otherwise disposed of by either a Borrower or Beneficial Owner, or is the subject of any attempted sale, assignment, transfer or conveyance, without written consent of the Lender; or
(9)
any event which constitutes an event of default under the Mortgage; or
(10)
any Borrower or Beneficial Owner or the Indemnitor:
(ii)
institutes proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets;
(iii)
makes an assignment for the benefit of its creditors;
(iv)
is unable, or admits in writing its inability, to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation;

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(v)
is terminated, dissolved or liquidated; or
(vi)
acquiesces to, or takes any action in furtherance of, any of the foregoing; or
(1)
if any third party in respect of a Borrower or Beneficial Owner or the Indemnitor:
(vii)
makes any application under the Companies’ Creditors Arrangement Act (Canada) or similar legislation;
(viii)
files a proposal or notice of intention to file a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation;
(ix)
institutes a winding-up proceeding under the Winding-up and Restructuring Act (Canada), any relevant incorporating statute or any similar legislation;
(x)
presents a petition in bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any similar legislation; or
(xi)
files, institutes or commences any other petition, proceeding or case under any other bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law now or hereafter in effect, seeking bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debt of any of them, the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official for any of them, or any material part of any of their respective assets or any similar relief;

and if the application, filing, proceeding, petition or case is not dismissed, stayed or withdrawn within thirty (30) days of commencement thereof; or

(1)
failure by the Borrowers to perform and do all such things as are necessary to reasonably maintain the Properties and the improvements thereon to a standard as would a prudent owner of similar type properties; or
(2)
the occurrence of any event or conditions that has had or could reasonably be expected to have (i) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of any of the Borrowers, Beneficial Owners or Indemnitor, (ii) a material adverse effect on the ability of any of the Borrowers, Beneficial Owners or Indemnitor to perform its respective obligations under any Security Document to which it is a party, (iii) a material adverse effect on the rights and remedies of the Lender under any security Document, or (iv) a material adverse effect on the fair market value of any of the Properties or the income therefrom (in each case, a “Material Adverse Effect”).
REMEDIES:

The fact that this Commitment Letter provides for remedies shall not derogate from the rights of the Lender pursuant to the terms and conditions of the Security Documents, and any remedies noted herein shall be cumulative. Upon the occurrence of an Event of Default, the Lender may do any one or more of the following, in its sole and absolute discretion:

(1)
cease further funding under the Loan;
(2)
demand payment of the Loan, either in whole or in part;

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(3)
commence foreclosure or other recovery proceedings or commence any self-help remedies such as power of sale;
(4)
commence proceedings under the applicable Personal Property Security Act;
(5)
appoint a receiver or a receiver/manager to take possession of any or all of the assets charged in its favour;
(6)
commence proceedings to realize under any covenant or guarantee;
(7)
enforce the provisions of any one or more of the Security Documents; or
(8)
pursue any and all other rights or remedies available to it, whether at law, in equity or under any statute.
DUE ON SALE:

The Borrowers and Beneficial Owners covenant and agree with the Lender that in the event of any Borrower or Beneficial Owner selling, conveying, transferring or entering into an agreement for the sale or transfer of legal or beneficial title of any Property, prior to the Loan being repaid in full, to a purchaser or transferee not approved of in writing by the Lender (which consent may be withheld in the sole and absolute discretion of the Lender), at the option of the Lender, all amounts outstanding under the Loan shall be due and payable plus an amount as calculated by the Lender in accordance with the section captioned “Prepayment Privileges”, as if the Loan was being repaid prior to the Maturity Date, and the Lender shall be entitled to the applicable Lost Yield or exit fee in respect thereof.

In the event of a prepayment earlier than the Maturity Date, whether in whole or in part, the Lender shall be entitled to the applicable Lost Yield or exit fee, pursuant to the section captioned “Prepayment Privileges".

The Borrowers agree that this amount represents a genuine pre-estimate of the lost yield and is not a penalty.

PARTIAL DISCHARGE PROVISION:

Provided that no default or Event of Default has occurred and is continuing, the Borrowers shall be entitled to a partial discharge of one or more Properties in connection with the sale thereof subject to repaying the Loan by an amount equal to 110% of the outstanding Allocated Loan Amount (as set out in Schedule “M”) attributable to such Property being discharged. It is agreed all prepayments resulting from the exercise by the Borrowers of this partial discharge provision will be subject to payment of the Lost Yield or exit fee payable pursuant to the section captioned “Prepayment Privileges” in respect of any such prepayment.

SMARTSTOP TRANSACTION:

Notwithstanding anything to the contrary contained in this Agreement, and subject to the Lender’s sole and absolute discretion in respect of an assumption by a New Borrower pursuant to (b), the Lender confirms, acknowledges and agrees that the following transfers and assumptions shall be permitted under this Agreement and under the other Security Documents subject to compliance with the second paragraph below (each, a “SmartStop Transaction”):

(1)
any change in control in any of the Borrowers, the Beneficial Owners or the Indemnitor that results in such entity being controlled by SmartStop REIT or any of its controlled subsidiaries; or

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(2)
an assumption of the Loan by SmartStop REIT or any of its controlled subsidiaries (the “New Borrower”).

The Lender hereby consents to any SmartStop Transaction provided that:

(3)
the Lender receives at least forty-five (45) days prior written notice of such transfer;
(4)
the Borrowers shall provide the Lender with such information as the Lender shall reasonably request for the Lender to conduct such “know your customer,” and other searches as are necessary to satisfy internal organizational requirements regarding “know your customer” and similar requirements (to be applied on a non-discriminatory basis), as the Lender shall require, and such SmartStop Transaction shall not be permitted if the Lender in good faith determines that such SmartStop Transaction would result in noncompliance with any of the foregoing requirements;
(5)
no Event of Default has occurred and is continuing both at the time such notice is given and as of the closing date of such SmartStop Transaction;
(6)
the organizational documents of the Borrowers, New Borrower, Beneficial Owners, Indemnitor, and/or SmartStop REIT, as applicable, and their respective sponsor(s) or principal(s) shall be in form and substance reasonably satisfactory to the Lender;
(7)
the Borrowers, New Borrower, Beneficial Owners, Indemnitor and/or SmartStop REIT, as applicable, shall pay any and all reasonable out-of-pocket costs incurred by the Lender in connection with the transfer (including, without limitation, the reasonable fees and disbursements of the Lender’s counsel and all recording fees, transfer taxes and title insurance premiums), it being acknowledged and agreed that the Borrowers shall have this obligation even if the applicable SmartStop Transaction is not consummated;
(8)
in connection with any assumption of the Loan, New Borrower shall assume all of the obligations of the applicable Borrower and Beneficial Owner (if applicable) under this Agreement and the other Security Documents by entering into an assumption agreement in form and substance reasonably satisfactory to the Lender and delivering such legal opinions as the Lender’s Counsel may reasonably require;
(9)
in connection with any assumption of the Loan, the New Borrower shall deliver an endorsement to the existing title insurance policy in form and substance reasonably acceptable to the Lender insuring the Security Documents as modified by the assumption agreement, as a valid first lien on the applicable Property(ies) and naming New Borrower as owner of such Property(ies), naming the Lender as the insured, bringing forward the date and time of the title insurance policy to the date and time of the recording of the assumption agreement or a memorandum thereof, and addressing such other matters as the Lender shall reasonably require, and which endorsement shall insure that as of the recording of the assumption agreement, such Property(ies) shall not be subject to any additional exceptions or liens other than those contained in the title insurance policy; and
(10)
the Lender shall reasonably cooperate with Borrowers, the Beneficial Owners, the Indemnitor, the New Borrower and SmartStop REIT, as applicable, in order to make reasonable and necessary amendments to the Security Documents to effectuate such SmartStop Transaction.

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CONVERSION:

None of the Properties shall be converted to a condominium, without prior written consent of the Lender, acting reasonably.
AUTHORIZATION AND DIRECTION OF MORTGAGE PROCEEDS:

The Lender may apply the Advance to any interest accruing to the Interest Adjustment Date (the “Interest Adjustment”), if any, and Transaction Costs in such order and manner as the Lender, in its sole and absolute discretion, may from time to time determine.

In this Commitment Letter, “Transaction Costs” means, at any point in time, the costs and expenses from time to time paid or incurred by the Lender including, but not limited to:

(1)
all legal fees incurred by the Lender in respect of the preparation, completion and registration, amendment and enforcement of the Mortgage;
(2)
the cost of title insurance; and
(3)
all sales, goods and services and value added taxes payable to any governmental authority in connection with any of the foregoing, including provincial sales taxes, federal goods and services taxes and harmonized sales taxes.

The Borrowers irrevocably direct and authorize the Lender and its solicitors to apply the Advance to any Interest Adjustment and the Transaction Costs.

FORCE MAJEURE:

In this Commitment Letter, “force majeure” mean acts of God, wars (declared or undeclared), acts of terrorism, revolution, riot, insurrection, civil commotion, pandemic, epidemic, fires, floods, storms, slides, strikes, lockouts, freight embargoes, power failures, mechanical or electronic breakdown or non-availability of any machinery, equipment or service provided by any person or entity, provided that any such event or circumstance is a major disabling event or circumstance in relation to the normal operations of the party concerned as a whole which is beyond the reasonable control of the party affected and results in a material delay, interruption or failure by the affected party in carrying out its duties, covenants or obligations under this Commitment Letter, provided always that lack of money, financing or credit shall not be deemed to be an event of force majeure.

Only those provisions expressly stated to be subject to force majeure shall be subject to this provision, otherwise each obligation expressed herein shall not be subject to force majeure. If an event of force majeure occurs or is likely to occur, the party directly affected shall notify the other party forthwith, and shall use its best efforts to remove, curtail, or contain the cause of the delay, interruption or failure, and to resume with the least possible delay compliance with its duties, covenants and obligations under this Commitment Letter. Neither party shall be liable to the other for any delay, interruption or failure in the performance of its respective duties, covenants or obligations under this Commitment Letter if an event of force majeure occurs, and in such event the time period for the performance or completion of any such obligation shall be automatically extended for the duration of the event of force majeure.

DISCHARGE DOCUMENTATION:

The Borrowers shall, at their sole cost and expense, prepare and deliver to the Lender’s solicitors all discharges and releases reasonably required by it from the Lender. All discharges and releases must be

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reviewed by, and be to the satisfaction of the Lender’s solicitors, acting reasonably. The Borrowers shall, on demand, pay all legal and other costs incurred by the Lender to provide such discharges and releases required by the Borrowers.

SYNDICATION:
The provisions of Schedule “E” shall govern syndication.
LIMITED RECOURSE TO LENDER:

Neither the Lender, Servicer or any related party to either of them, nor any of their respective assets shall have or be subject to any actions, proceedings, losses, damages, liabilities, claims, demands, costs or expenses of any kind or nature made by or on behalf of any party hereto arising from or relating to, directly or indirectly, the Loan, including the making or administration of the Loan or any default or other act or omission by any of the abovementioned lender entities under or relating to the Loan, any of the Security Documents or any other document delivered to the Lender, and each party hereto hereby agrees to indemnify and save each of the above mentioned Lender entities from and against all such matters.

WITHHOLDINGS:

This provision shall not apply to any deduction or withholding for taxes under the laws of Canada or any province thereof (“Canadian Taxes”) or for taxes of a country or jurisdiction other than Canada (“Foreign Taxes”) arising from or in respect of any Loan payment where such deduction or withholding arises solely as a result of a change in the current status of the Lender as a resident of Canada, or as a result of any assignment of the Loan by the Lender to a non-resident of Canada. Subject to the foregoing, to the extent that any payment on or in respect of the Loan by the Borrowers, the Beneficial Owners or the Indemnitors shall become subject to a deduction or withholding imposed on such Loan payment for Canadian Taxes or Foreign Taxes (including any deduction or withholding arising from a change in applicable laws), the amount of such Loan payment shall be automatically increased by an amount which ensures that the Lender receives, after such deduction or withholding is made (including any additional withholding or deduction on such additional amount) and without any credit to the Borrowers therefor, the full amount of the payment specified in the Loan document. The party responsible shall pay the sum of any such deduction or withholding to the applicable taxing authority as required by applicable laws and, upon request, provide the Lender with evidence of such payment.

NOTICE:

Any notice shall be deemed given if made in writing and given or delivered by mail or electronic transmission to the Lender:

QuadReal Real Estate Debt (Canada) GP Inc.

Suite 515 – 1515 Douglas Street

Victoria, BC V8W 2G4

Attention: Mortgage Servicing Department
Email: mortgage.service@quadreal.com

with a copy to the Servicer at:

QuadReal Finance LP

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Suite 515 – 1515 Douglas Street

Victoria, BC V8W 2G4

Attention: Mortgage

Email: mortgage.service@quadreal.com

and, in the case of the Borrowers, at the address indicated in this Commitment Letter, and in the case of each of the Beneficial Owners and Indemnitor at the address indicated below his or her signature.

Any notice, demand, request or other document so given or delivered shall be deemed to have been validly served, given or delivered:

(1)
if by way of postal mail, upon the earlier of actual receipt (or refusal thereof) and four (4) Business Days after deposit in the mail as registered or certified mail, return receipt requested, with proper postage prepaid;
(2)
if by way of courier, one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; and
(3)
if by way of electronic mail, upon the later of the day of transmission if sent by 4:00 p.m. Pacific Time, or if not, on the next Business Day, and receipt in readable form.

Any party hereto may, from time to time, by notice in writing change its address or email address (or in the case of a corporate party, the designated recipient) for the purposes of this Commitment Letter and Security Documents.

LEGAL AND OTHER COSTS:

All costs incurred whether directly or indirectly by the Lender in connection with this Commitment Letter and the enforcement of the Mortgage, including but not limited to legal fees, disbursements, internal costs, fees and expenses of the Lender are payable by the Borrowers, whether or not the transaction proceeds as contemplated. At the option of the Lender, these fees, costs, expenses and/or disbursements may be deducted from an Advance or otherwise recovered by the Lender as a secured obligation.

OTHER FEES:

All administrative fees and costs as herein set out are in addition to any third party fees and costs provided in this Commitment Letter and are hereby acknowledged by the Borrowers, Beneficial Owners and Indemnitor to be reasonable fees and costs designed to compensate the Lender for the cost and time incurred and or expended by the Lender, its staff and or agents in administrating compliance by the Borrowers with the terms of the Loan. Such fees and costs, including without limitation, the below noted fees and costs (but excluding the Lender’s discharge fees and costs), may be deducted from the proceeds of an Advance, at the sole discretion of the Lender.

Advance Fee: $ 500.00

Discharge Fees: $ 350.00 (per property)

Dishonoured Cheque/Payment: $ 100.00

Credit Bureau Fees: $ 50.00 (per person/entity)

Payout Statement 2nd & subsequent requests: $ 250.00 (per request)

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CRIMINAL CODE:

All of the terms and provisions of this Commitment Letter shall be construed in compliance with all applicable laws. If any charge or fee due hereunder is invalid, unenforceable or excessive under any law:

(1)
such charge or fee shall be deemed modified or reduced to the extent required by law; and
(2)
any such sums collected by the Lender in excess of the maximum amount permitted by such law shall, at the Lender’s option, be reapplied to any principal, interest, deficiency or other amounts due hereunder (or, once all such amounts have been paid in full, returned to the Borrowers), and the Lender shall have no further liability to the Borrowers as a result thereof.

Notwithstanding any provisions of this Commitment Letter, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada)) payable by the Borrowers under the Security Documents exceed the effective annual rate of interest on the “credit advanced” (as defined in Section 347 of the Criminal Code (Canada)) under this Commitment Letter lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Commitment Letter in respect of “interest” (as defined in Section 347 of the Criminal Code (Canada)) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by the mutual mistake of the Borrowers and the Lender and the amount of such payment or collection shall be reapplied to any principal, interest, deficiency or other amounts due hereunder (or, once all such amounts have been paid in full, refunded to the Borrowers). For the purposes of this paragraph, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be prima facie evidence of such rate.

INTEREST ACT (CANADA):

For the purpose of the Interest Act (Canada), the yearly rate of interest to which interest calculated on the basis of a year of 365 days or any period less than a calendar year, as the case may be, is equivalent to the rate of interest determined as herein provided multiplied by the actual number of days in such year and divided by 365 or such lesser period, as the case may be.

LENDER RECORDS:

The entries made in the accounts maintained by the Lender shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that neither the failure of Lender to maintain such accounts, nor any error therein, shall in any manner affect the obligation of any party to repay the Loan, and other sums due in respect thereof, in accordance with the terms of this Commitment Letter.

TIME IS OF THE ESSENCE:

Time is of the essence.

LANGUAGE:

All financial statements, documents and third party reports shall be received in English and shall be in a form and content satisfactory to the Lender in its sole discretion.

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COUNTERPARTS:

This Commitment Letter may be executed in counterparts, and each of such counterparts shall constitute an original of this Commitment Letter and all such counterparts together shall constitute one and the same agreement. This Commitment Letter or counterparts hereof may be executed by any or all of the parties hereto electronically or cryptographically, in accordance with the provisions of the applicable provincial legislation as amended from time to time. A photocopy or a scanned and e-mailed copy of this executed Commitment Letter may be relied upon and enforced to the same extent as if it were an original executed version, and the delivery of an executed counterpart copy of this Commitment Letter by telecopy or by electronic transmission in portable document format (PDF) shall be deemed to be the equivalent of the delivery of an original executed copy thereof.

AMENDMENTS TO COMMITMENT LETTER:

No term or requirement of any Security Document may be waived or varied orally or by any course of any conduct of any of the Lender’s or the Servicer’s directors, officers, employees or agents and any amendment thereto must be in writing and signed by an authorized signatory of the Lender.

COMMITMENT NOT TRANSFERABLE OR ASSIGNABLE:

This Commitment Letter shall not be transferred or assigned by the Borrowers, Beneficial Owners or Indemnitor without the Lender’s express written consent and approval. Any request to transfer or assign this Commitment Letter must be accompanied by such information and documentation as may be requested by the Lender. The Lender, however, may, at its discretion, and without the consent of the Borrowers, Beneficial Owners or Indemnitor, and at no cost to the Borrowers and Beneficial Owners (other than any legal fees of the Borrowers and Beneficial Owners), assign, sell, syndicate, finance, collateralize, securitize, or transfer all or any portion of the Loan and all security therefor, save and except to any person or entity that either directly or indirectly, holds an equity interest in, or operates, a direct competing self-storage business, which shall be expressly prohibited. As part of any such transaction, the Lender is hereby authorized to provide prospective participants in such transactions all information received by the Lender regarding the Borrowers, Beneficial Owners, the Indemnitor and/or the Properties.

NON-MERGER:

It is understood and agreed that the execution, delivery and registration of the Mortgage and other security shall in no way extinguish this Commitment Letter or the terms and conditions hereof, which Commitment Letter shall survive and continue in full force and effect. In the case of any inconsistency or conflict with any of the provisions of the Mortgage or other security, the Lender shall determine in its sole discretion which provisions shall prevail.

CANCELLATION:

This Commitment Letter may be cancelled at the Lender’s option if any of the conditions set out herein are not complied with, are not satisfactorily fulfilled by the Commitment Expiry Date.

BINDING EFFECT:

Neither the preparation nor the registration of any of the documents contemplated in this Commitment Letter shall bind the Lender to advance funds.

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This Commitment Letter constitutes an offer to provide financing to the Borrowers on the terms and conditions set out herein and in the schedules hereto and shall be open for acceptance until 4:00 p.m. Pacific Time on March 7, 2025, after which the offer constituted hereby shall be null and void, at the Lender’s option.

This Commitment Letter may be accepted by the Borrowers, Beneficial Owners and Indemnitor signing and returning one executed copy of this Commitment Letter to the Lender and Servicer at the address above, together with:

(1)
payment of the amount of the Processing Fee(s) other fees outlined herein; and
(2)
the Contact Information Form (Schedule “I”) and Pre-Authorized Banking Form (Schedule “H”).

Acceptance of this Commitment Letter shall constitute the Lender’s authority to instruct its solicitors and consultants to conduct diligence and prepare all necessary Security Documents at the Borrowers’ cost and expense.

COMMITMENT EXPIRY:

The Loan must be advanced by March 24, 2025 (the “Commitment Expiry Date”), failing which the Lender at its option may cancel this commitment for failure on the part of the Borrowers to meet a condition precedent to disbursement of funds. If the Lender extends the Commitment Expiry Date, the Borrowers shall pay the Lender a late disbursement fee to be calculated by the Lender.

The late disbursement fee shall be based on the Loan amount and the difference between the interest rate on the Loan and the interest rate available to the Lender on short-term investments, for a duration equal to the time beyond March 17, 2025 and the actual funding date.

Yours truly,
Andrew Black

E&OE

-Signature pages to follow-

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Exhibit 10.1

ACCEPTED by the Borrowers this ___7th____ day of __March________, 2025.

BORROWERS

SST VI 19 ESANDAR DR, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

SST VI 1230 LAKESHORE RD E, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

SST VI 1770 APPLEBY LINE, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

SST VI 2068 S SHERIDAN WAY, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

SST VI 24-60 SANFORD AVE N, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

SST VI 411 CITYVIEW BLVD, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

SST VI 1615 FRANKLIN ST, ULC

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer and President

I have the authority to bind the corporation

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Exhibit 10.1

BENEFICIAL OWNERS

SST VI 19 ESANDAR DR, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of ___March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

SST VI 1230 LAKESHORE RD E, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

SST VI 1770 APPLEBY LINE, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

SST VI 2068 S SHERIDAN WAY, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

SST VI 24-60 SANFORD AVE N, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

SST VI 411 CITYVIEW BLVD, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

SST VI 1615 FRANKLIN ST, LLC

By: STRATEGIC STORAGE TRUST VI, INC., its manager

ACCEPTED this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

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Exhibit 10.1

INDEMNITOR

STRATEGIC STORAGE TRUST VI, INC.

ACCEPTED by the Indemnitor this ___7th____ day of __March_______, 2025.

Per: _/s/ H. Michael Schwartz___________

Name: H. Michael Schwartz

Title: Chief Executive Officer I have the authority to bind the corporation

Address for notice: 10 Terrace Road, Ladera Ranch, California, USA, 92694

Exhibit 10.1

List of Schedules

Schedule “A” Legal Description

Schedule “B” Conditions Precedent

Schedule “C” Representations, Warranties and Covenants (as applicable)

Schedule “D” Intentionally Deleted

Schedule “E” Syndication (as applicable)

Schedule “F” Corporate Chart

Schedule “G” Insurance Requirements

Schedule “H” Payor’s Authorization for Pre-Authorized Debits for Business

Schedule “I” Contact Information

Schedule “J” Intentionally Deleted

Schedule “K” Request for Advance

Schedule “L” CORRA Provisions

Schedule “M” Allocated Loan Amounts

Exhibit 10.1

SCHEDULE “A”

BORROWERS, BENEFICIAL OWNERS, LEGAL DESCRIPTION & PERMITTED ENCUMBRANCES

Property Address	Legal / Beneficial Ownership	PIN / Legal Description
19 Esandar Drive, Toronto, ON	Legal Owner: SST VI 19 ESANDAR DR, ULC Beneficial Owner: SST VI 19 ESANDAR DR, LLC	PIN 10369-0190(LT) PT LT 13 CON 3 FTB TWP OF YORK PT 5 TO 7 64R10411; CITY OF TORONTO
1230 Lakeshore Road East, Mississauga, ON	Legal Owner: SST VI 1230 LAKESHORE RD E, ULC Beneficial Owner: SST VI 1230 LAKESHORE RD E, LLC	PIN 13485-0304(LT) PT LT 6 CON 3 SDS TORONTO PT 1, 43R20469; S/T TT119305; CITY OF MISSISSAUGA
1770 Appleby Line, Burlington, ON	Legal Owner: SST VI 1770 APPLEBY LINE, ULC Beneficial Owner: SST VI 1770 APPLEBY LINE, LLC	PIN: 07181-1327(LT) PART BLOCK 3, PLAN M249, PART 1, PLAN 20R-21900; CITY OF BURLINGTON
2068 South Sheridan Way, Mississauga, ON	Legal Owner: SST VI 2068 S SHERIDAN WAY, ULC Beneficial Owner: SST VI 2068 S SHERIDAN WAY, LLC

PIN: 13429-0952(LT)

PART LOT 31, CONCESSION 2, SDS,(TORONTO) AS IN VS67469, RO510767, VS32808; SAVE AND EXCEPT PART 1, PLAN 43R38933; SUBJECT TO AN EASEMENT AS IN RO502828; SUBJECT TO AN EASEMENT AS IN VS420047; SUBJECT TO AN EASEMENT IN GROSS OVER PARTS 1 AND 2, 43R-39554 AS IN PR3694334; CITY OF MISSISSAUGA

24-60 Sanford Avenue North, Hamilton, ON	Legal Owner: SST VI 24-60 SANFORD AVE N, ULC	PIN: 17199-0017(LT) LTS 17, 18, 19, 20, 21, 22, 23 & 24, PL 46 ; PT LTS 25, 26, 27, 28, 29, 30, 31 & 32, PL 46 , AS IN VM231207 ;

	Beneficial Owner: SST VI 24-60 SANFORD AVE N, LLC	LANE, PL 46 , AS CLOSED BY ORDERS HA118450 & HA130962, AS IN VM231207; HAMILTON
411 Cityview Boulevard, Woodbridge, ON	Legal Owner: SST VI 411 CITYVIEW BLVD, ULC Beneficial Owner: SST VI 411 CITYVIEW BLVD, LLC

PIN: 03327-8199

PT BLK 133, PL 65M3899, PTS 1 TO 5 PL 65R35515; S/T EASEMENT OVER PTS 1, 2 AND 3 PL 65R35515 AS IN YR651192; S/T EASEMENT OVER PTS 2 AND 4 PL 65R35515 AS IN YR773653; CITY OF VAUGHAN

S/T SUBSECTION 44(1) OF THE LAND TITLES ACT, R.S.O. 1990 EXCEPT PARAGRAPHS 3 & 14 THEREOF. NOV. 21, 2000. THE FOLLOWING REMARK HAS BEEN ADDED ON 2008/05/13 AT 16:05 BY SHARON COLES

1615, 1625 and 1633 Franklin Street, Vancouver, BC	Legal Owner: SST VI 1615 FRANKLIN ST, ULC Beneficial Owner: SST VI 1615 FRANKLIN ST, LLC	PID: 031-060-668 LOT A BLOCK C DISTRICT LOT 183 GROUP 1 NEW WESTMINSTER DISTRICT PLAN EPP86314

PERMITTED ENCUMBRANCES

“Permitted Encumbrances” means, as of any particular time, any of the following encumbrances on any of the Properties:

(i) privileges or Liens for realty taxes (which term includes charges, levies, rates and assessments), utilities (including levies or imposts for sewers and other municipal utility services) and governmental charges not yet due or if due, the validity of which is being contested at the time in good faith by or on behalf of the applicable Borrower and/or Beneficial Owner, and adequate provisions or reserves are maintained in respect of such Taxes, utilities or governmental charges;

(ii) a lien resulting from any judgment or from proceedings instituted or rendered against the applicable Borrower and/or Beneficial Owner, or any claim, judgment, order tender or writ of execution filed against the applicable Borrower and/or Beneficial Owner, which is being contested by or on behalf of the applicable Borrower and/or Beneficial Owner at the time in good faith and: (a) security for such judgment or claim has been deposited with the Lender on terms and in form satisfactory to the Lender, acting reasonably; or (b) the Lender is of the opinion, acting reasonably, that such liens are not material; or (c) with respect to which a stay of execution is in effect;

(iii) unregistered, undetermined or inchoate Liens and charges incidental to construction, maintenance, use or operation, a claim or notice for which shall not at the time have been registered against the applicable Property and of which notice in writing shall not at the time have been

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given to the applicable Borrower and/or Beneficial Owner or the Lender pursuant to the Construction Act (Ontario) or the Builders Lien Act (British Columbia), as applicable;

(iv) permits, reservations, covenants, servitudes, watercourse, right of water, right of access or user licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas and oil pipelines, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which in the opinion of the Lender, acting reasonably, will not in the aggregate materially and adversely impair the use of the land concerned for the purpose of which it is held or used by the applicable Borrower and/or Beneficial Owner or in respect to which the applicable Borrower and/or Beneficial Owner has made satisfactory arrangements for relocation so that such use will not in the aggregate be materially and adversely impaired or which are contemplated or provided for, and which the applicable Borrower and/or Beneficial Owner is bound to enter into pursuant to any agreement with a municipal or other Governmental Authority entered into in connection with the development or operation of the applicable Property;

(v) encroachments, title defects or irregularities which in the opinion of the Lender, acting reasonably, are of a minor nature and will not in the aggregate materially impair the use of the applicable Property concerned for the purpose for which it is held by the applicable Borrower and/or Beneficial Owner;

(vi) all rights reserved to or vested in any governmental body by the terms of any lease, license, franchise, grant or permit held by the applicable Borrower and/or Beneficial Owner or affecting the relevant Property or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a lien on any property or assets of the applicable Borrower and/or Beneficial Owner in the event of failure to make such annual or other periodic payments, so long as in each event such annual or other periodic payments are being made;

(vii) subdivision agreements, site plan control agreements, development agreements, servicing agreements and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of the applicable Property so long as same have been complied with;

(viii) facility cost sharing, servicing, reciprocal or other similar agreements which are necessary or of advantage to the use and/or operation of the applicable Property;

(ix) any subsisting restrictions, exceptions, reservations, limitations, provisos and conditions (including, without limitation, royalties, reservation of mines, mineral rights and timber rights, access to navigable waters and similar rights) expressed in any original grants or patents from the Crown and any statutory limitations, exceptions, reservations and qualifications;

(x) zoning, land use and building restrictions, restrictive covenants, by-laws, regulations and ordinances of federal, provincial, municipal or other governmental bodies or regulatory authorities, including municipal by-laws and regulations, airport zoning regulations, restrictive covenants and other land use limitations, public or private, by-laws and regulations and other restrictions as to the use of the applicable Property, which, in the opinion of the Lender, acting reasonably, do not materially and adversely interfere with the use of such Property affected for the purposes for which such Property is held or used by the applicable Borrower and/or Beneficial Owner;

(xi) liens created by the Security Documents;

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(xii) the leases in respect of each Property (and any notices or caveats in respect thereof); and

(xiv) those encumbrances registered on title to the Properties and listed in the applicable loan title insurance policy delivered to the Lender pursuant to this Commitment.

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SCHEDULE “B”

CONDITIONS PRECEDENT

INITIAL ADVANCE OF THE LOAN

DISBURSEMENT OF FUNDS:

The following conditions precedent must be satisfied or waived by the Lender prior to the Initial Advance under the Loan. Notwithstanding the discretion of the Lender to waive any condition, in its sole and absolute discretion, the responsibility, cost, expense or deliverables noted in these conditions precedent, or in the Commitment Letter generally, shall be the sole responsibility of the Borrowers, Beneficial Owners and/or Indemnitor, including without limitation any third-party fee, cost or expense.

1)
REQUEST FOR ADVANCE

No later than five (5) Business Days prior to the intended Initial Advance date, the Lender must be in receipt of a written draw request, substantially in the form “Request for Advance” attached hereto as Schedule “K”.

2)
CREDIT AND FINANCIAL INFORMATION:

The Lender must be in receipt of satisfactory credit information, reports and financial statements, prepared in accordance with International Financial Reporting Standards (IFRS), Canadian Accounting Standards for Private Enterprises, or U.S. GAAP, whichever standard is applicable, relative to the Borrowers, Beneficial Owners and Indemnitor. The Borrowers, Beneficial Owners and Indemnitor hereby consent to the Lender commissioning and receiving credit reports on the Borrowers, Beneficial Owners, Indemnitor and major shareholders of the Borrowers, Beneficial Owners and Indemnitor.

The Borrowers, Beneficial Owners and Indemnitor acknowledge that all personal and financial information has been, or will be, provided to the Lender for the purpose of assessing credit risks associated with the Loan and that the Lender may, in order to fulfill its obligations or enforce its rights (including, without limitation, the enforcement of its security), confidentially disclose all such personal and financial information to third parties (including, without limitation, credit rating agencies) in the ordinary course of business.

The Borrowers, Beneficial Owners and Indemnitor agree to have the attached Pre-Authorized Banking Form (Schedule “H”), Contact Information Form (Schedule “I”), and Identification Verification Form provided by the Lender to the Borrower, completed and returned to the Servicer and the Lender’s solicitors a minimum of seventy-two (72) hours prior to the scheduled release of funds.

3)
APPRAISAL:

The Lender must be in receipt of a satisfactory appraisal report on the Properties from an independent, AACI certified appraiser acceptable to the Lender, establishing a minimum market value for mortgage purposes of $257,100,000. The mortgage to value ratio must not exceed 64%. Should the appraisal not confirm this value satisfactorily to the Lender, the Loan amount shall be reduced accordingly or, at the option of the Lender, the Loan may be cancelled. The appraisal must authorize, or be accompanied by a reliance letter that authorizes, the Lender and the Servicer to utilize and rely on the appraisal for financing purposes in a form approved by the Lender or its solicitors.

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4)
ENVIRONMENTAL SITE ASSESSMENT REPORT:

The Lender must be in receipt of a satisfactory Phase I environmental report(s) or audit(s) on each Property prepared by an environmental consultant satisfactory to the Lender (the “Consultant”). The Consultant must have a minimum of $5 million liability insurance coverage and $5 million E & O insurance coverage. The report(s) must be acceptable to the Lender and state that it “has been completed in accordance with the applicable provincial legislation governing environmental reports or site profiles.” If a Phase II environmental report is recommended, then the Borrowers and the Lender shall confer with the Consultant to determine the reasonable scope for the Phase II environmental report and, if practicable, provide the Consultant with express instructions to conduct such investigations as shall be required to permit the Consultant to issue the Phase II environmental report. Notwithstanding the foregoing, all environmental site assessment (“ESA”) reports must conform to the Canadian Standards Association. If the contemplated use of a certain Property located in the Province of Ontario is a change from the current use, the Lender requires that any ESA report be completed by a Qualified Person (as defined in Ontario Regulation 153/04, as amended by O.R. 511/09 (the “Ontario Regulations”)) and be completed in accordance with the requirements of the Ontario Regulations. In addition, the Lender requires that the Borrowers provides it with a draft of the required Record of Site Condition and that such proposed Record of Site Condition be acceptable to the Lender. If the contemplated use of a certain Property located in the Province of British Columbia is a change from the current use such that a site disclosure statement (“SDS”) is required under the British Columbia Environmental Management Act and Contaminated Sites Regulation, the Lender requires that a preliminary site investigation be completed within one (1) year following submission of the SDS to the British Columbia Ministry of Environment and Parks, and be completed in accordance with the requirements of the Environmental Management Act and the Contaminated Sites Regulation enacted thereunder. In addition, the Lender requires that the Borrowers provide it with a draft of the required SDS and preliminary site investigation and that such proposed SDS be acceptable to the Lender. The report(s) must authorize, or be accompanied by a reliance letter that authorizes, the Lender and the Servicer to utilize and rely on the report(s) for financing purposes in a form acceptable to the Lender.

The Mortgage shall contain Schedule “C” as attached wherein the Borrowers, Beneficial Owners and Indemnitor covenant and agree that to the best of their knowledge, there has not been and there are not currently and there will not in the future be any hazardous materials on the Properties, other than as utilized in the operations of the Properties in the normal course, and then, in compliance with applicable laws.

5)
ENGINEERING REPORT:

The Lender must be in receipt of a satisfactory engineering report, from an independent engineering firm acceptable to the Lender, confirming the structural integrity of the building, the roof system therein and of all operating systems. The report shall further detail any deficiencies, recommend a repair schedule and provide cost estimates to remedy the identified deficiencies. The report must also verify that the building complies with the appropriate provincial and municipal regulations. The report must authorize, or be accompanied by a reliance letter that authorizes, the Lender and the Servicer to utilize and rely on the report for financing purposes in a form acceptable to the Lender.

6)
CERTIFIED RENT ROLL:

The Lender must be in receipt of an up to date rent roll in respect of each of the Properties certified by a senior office of the Borrower as to its accuracy.

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7)
FINANCIAL STATEMENTS:

Satisfactory review by the Lender of the Beneficial Owners’ and Indemnitor’s financial statements for the period ending no more than twelve (12) months prior to funding.

8)
OPERATING STATEMENTS AND BUDGET:

The Lender must be in receipt of satisfactory current operating statements and budget for the Properties.

9)
CLEAR TITLE:

The Lender must be in receipt of confirmation from the Lender’s solicitors that title to each Property is acceptable, free and clear of any encumbrances, other than Permitted Encumbrances.

10)
TITLE INSURANCE:

A lender policy of title insurance in form and substance acceptable to the Lender, acting reasonably, and as customarily issued in the market in respect of similar type financing transactions.

11)
BUILDING PLANS AND SPECIFICATIONS:

The Lender must be in receipt of copies of all building plans stamped by the appropriate city or municipal authority, development permits, building permits and other approvals as may be required by the Lender, acting reasonably, evidencing that each Property conforms with applicable zoning, bylaws and other governing legislation. Alternatively, the Lender’s title insurance policy shall contain a satisfactory zoning endorsement.

12)
SURVEY:

The Lender and its solicitors must be in satisfactory receipt of all current survey certificates or real property reports for each of the Properties in each instance prepared by a land surveyor licensed in the jurisdiction where the Properties are located.

Each certificate or report must be satisfactory to the Lender in all respects and without limiting the generality of the foregoing must certify:

(1)
the boundaries and dimensions of each parcel described therein;
(2)
the location of all improvements on each parcel described therein;
(3)
the names and municipal block numbers of adjacent streets;
(4)
the location of all registered easements and rights-of-way on each parcel described therein;
(5)
that all improvements presently constructed on, over, under or above each parcel described therein are located within the boundaries of that parcel, comply with appropriate set-backs and do not encroach on, over, under or above any easement or adjacent land; and
(6)
that the improvements forming part of any land which is contiguous to each parcel described therein are located within its boundaries and do not encroach in, on, over or under any boundary of that parcel.

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If a survey certificate states that it was prepared for the exclusive use of the Borrowers or any other party, a letter of transmittal shall be provided to the Lender by the land surveyor, confirming that the Lender and the Servicer may rely on the survey certificate for mortgage lending purposes in a form acceptable to the Lender.

13)
INSURANCE:

The Lender and its solicitors must receive satisfactory insurance, as determined by the Lender and its consultants. Please see attached Schedule “G” for insurance requirements.

Upon acceptance of this Commitment Letter, evidence of insurance must be forwarded to the Lender’s insurance consultants, as the Lender directs, for their review and recommendation.

14)
FIRE CODE COMPLIANCE:

The Lender and its solicitors must receive satisfactory assurance that each of the Properties comply with all current fire code and related safety requirements. Any exceptions shall be subject to review and approval by the Lender prior to funding and subject to:

(7)
sufficient funds being withheld to cover 150% (the “Holdback”) of the estimated cost to achieve compliance. Such funds shall be held in a separate account assigned to the Lender pursuant to an assignment and pledge agreement;
(8)
specific items of non-compliance being approved in writing by the appropriate fire marshal’s office;
(9)
the fire insurance carrier for the Properties acknowledging and confirming that the non-compliance does not, in any way, affect the Borrowers’ obligation(s) under the policies in which the Lender is named as loss payee; and
(10)
if the Borrowers do not rectify items of non-compliance within thirty (30) days, the Servicer being able to complete the repairs at the cost and risk of the Borrowers including using the proceeds from the Holdback.
15)
ZONING BY-LAW & TITLE:

All zoning by-laws and restrictive covenants applicable to the Properties must be complied with.

All Security Documents must be executed, delivered and registered (as applicable) and the Lender must be in receipt of a satisfactory report on registration of the Security Documents, together with the Lender’s solicitors’ confirmation that no adverse findings concerning the Borrowers, Beneficial Owners or Indemnitor in any department or agency of government which, in the Lender’s solicitors’ opinion, could affect the security or priority of the Mortgage.

16)
MATERIAL ADVERSE EFFECT:

It is a condition for the Initial Advance that in the Lender’s opinion, acting reasonably, that there has been no Material Adverse Effect.

17)
REPRESENTATIONS AND WARRANTIES:

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All of the representations and warranties of the Borrowers, Beneficial Owners and Indemnitor contained in this Commitment Letter and the other Security Documents shall be true and correct in all material respects on the date of the Initial Advance under the Loan as if made on and as of such date.

18)
NO EVENT OF DEFAULT:

No Event of Default shall have occurred and be continuing on the date of the Initial Advance under the Loan.

19)
DUE DILIGENCE:

The Lender shall have completed and shall be satisfied with, in its sole and absolute discretion, all of its due diligence reviews in respect of the Borrowers, Beneficial Owners, Indemnitor, and the Properties (including the ownership thereof).

20)
OTHER INFORMATION:

The Borrowers, Beneficial Owners and Indemnitor shall provide the Lender with such other information, certificate or Security Documents as the Lender may reasonably request, including but not limited to such other documents and certificates containing such assurances, information and covenants with regard to any one or more of the Borrowers, Beneficial Owners, Indemnitor, or the Properties.

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Exhibit 10.1

PART II.

The Borrowers shall, subject to this Agreement, be eligible for the Earnout Advance upon:

(b)
the Properties, on a consolidated basis, achieving 2 consecutive fiscal quarters with a weighted average occupancy of no less than 90% as determined by the Lender; and
(c)
the Properties, on a consolidated basis, achieving 2 consecutive fiscal quarters where the Total Property Debt Service Coverage Ratio is not less than 1:20:1:00, as determined by the Lender.
(d)
the Properties, on a consolidated basis, achieving a loan to value (based on updated appraisals in respect of the Properties) based on the Aggregate Credit Facility of no more than 65%.

For the purposes of this schedule, the following terms are used with their corresponding defined meanings:

“Property Net Operating Income” means, with respect to any Property, determined for any period on an aggregate basis, for any period, actual total revenue generated by such Property (but excluding asset management fees and straight-line rent accruals) during such period less operating expenses incurred for such Property (for greater certainty excluding depreciation and capital expenditures) for the same period.

“Total Property Debt Service Coverage Ratio” means, for any trailing 12 month period, the ratio obtained by dividing (a) Property Net Operating Income from all of the Properties for such 12 month period by (b) scheduled notional interest and principal payments (based on the then current Government of Canda 5 year bond rate plus 250 bps and a 30 year amortization) due in respect of the Aggregate Credit Facility secured by the Borrowers’ interest in the Properties, payable during such 12 month period, such calculation to be satisfactory to the Lender.

REQUIRED DOCUMENTATION:

No later than five (5) Business Days prior to the intended Earnout Advance date, the Lender must be in receipt of a written draw request, substantially in the form “Request for Advance” attached hereto as Schedule “K”.

OTHER REQUIREMENTS:

(1)
There shall have not occurred any Event of Default or an event that but for the giving of notice or the elapse of any applicable time period is reasonably likely to become an Event of Default, as determined by the Lender;
(2)
Confirmation has been provided to the satisfaction of the Lender in its sole and absolute discretion that there shall not have been registered any liens, including without limitation any liens for work performed on the Properties;
(3)
Title searches shall be conducted at the Borrowers’ expense by the Lender’s solicitors which searches must be acceptable to the Lender and shall not disclose any material new registrations;

(4)
All outstanding taxes, assessments and other sums, charged or levied against the Properties shall be paid by the Borrowers when due. The Servicer shall be at liberty to deduct such amounts from any advances made; and
(5)
In the Lender’s sole opinion the financial position of the Borrowers, Beneficial Owners, Indemnitor, and/or the Project given as security, and the Borrowers’, Beneficial Owners’ and Indemnitor’s representations and warranties, shall not have suffered any adverse material change or have been show to be incorrect; nor shall there be any action, suits, or pending proceedings against the Borrowers, Beneficial Owners, Indemnitor or Properties of which the Borrowers have knowledge; and that no event shall have occurred, which materially and adversely affects the whole or part of the value of the Properties or the financial position of the Borrowers, Beneficial Owners and/or Indemnitor.

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Exhibit 10.1

SCHEDULE “C”

RePRESENTATIONS, WARRANTIES and Covenants

The representations, warranties and covenants contained in this schedule shall be in addition to, and not in substation for any representation, warranty or covenant of any party in the Commitment Letter.

21)
DEFINITIONS:

For the purposes of this schedule, or as otherwise noted in the environmental report(s) provided to the Lender, the following terms are used with their corresponding defined meanings:

(6)
“Environmental Activity” means any activity, event or circumstance in respect of a Hazardous Substance including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater.
(7)
“Environmental Laws” means all applicable federal, provincial, regional, state, municipal or local laws, common law, statutes, regulations, ordinances, codes, rules, guidelines, requirements, certificates of approval, licences or permits relating to a Hazardous Substance or any Environmental Activity, including without limitation (and in addition to any such laws relating to the environment generally) any such laws relating to public health, occupational health and safety, product liability or transportation.
(8)
“Hazardous Substance” means any substance, combination of substances or by-product of any substance which is or may become hazardous, toxic, injurious or dangerous to any person, property, air, land, water, flora, fauna or wildlife; and includes but is not limited to contaminants, pollutants, wastes and dangerous, toxic, deleterious or designated substances as defined in or pursuant to any Environmental Laws.
(9)
“Release” means the method by which a Hazardous Substance comes to be in the environment at large and includes discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing and exhausting, and when used as a noun has a correlative meaning.
22)
REPRESENTATIONS AND WARRANTIES:

Each of the Borrowers, Beneficial Owners and Indemnitor represents and warrants that:

(10)
Right to Encumber - Each of the Borrowers and each of the Beneficial Owners has the right, full power and lawful authority to grant, assign, transfer, mortgage and charge such Property as provided in and by this Commitment Letter.

Each of the Borrowers has good legal title and each of its corresponding Beneficial Owners has good beneficial title to its respective Property in Schedule “A”, subject to the Permitted Encumbrances.

(11)
Permitted Encumbrances - Each Property is free and clear of any claims including any mortgages, charges, pledges, liens, privileges, security interests or other encumbrances of any nature, except the Permitted Encumbrances. The Permitted Encumbrances do not materially interfere with any of the value, use, enjoyment and operation of the Properties.
(12)
Due Organization and Qualification - Each of the Borrowers, Beneficial Owners and Indemnitor, is:
(i)
duly incorporated or otherwise formed, organized and validly existing under the laws of their jurisdictions of incorporation, formation or organization; and
(ii)
duly qualified to conduct business in all jurisdictions in which their businesses are conducted and shall become duly qualified to conduct business in all jurisdictions into which their businesses expand.
(13)
Due Authorization, No Conflict and Enforceability - The execution, delivery and performance of all obligations of the Borrowers, Beneficial Owners and Indemnitor under this Commitment Letter and all other documents and Security Documents, are within the Borrowers’, Beneficial Owners’ and Indemnitor’s powers, have been duly authorized and are not in conflict with the Borrowers’, Beneficial Owners’ and Indemnitor’s organizational documents or bylaws, nor shall they constitute an event of default under any agreement by which the Borrowers, Beneficial Owners and/or Indemnitor are bound. This Commitment Letter and all the other documents and Security Documents constitute valid and binding obligations of the Borrowers, Beneficial Owners and Indemnitor, enforceable in accordance with their terms, subject to such standard qualifications customarily accepted in respect of similar financings and Security Documents.
(14)
Compliance with Laws and Regulations – To their knowledge, the Borrowers, Beneficial Owners and Indemnitor are in material compliance with all statutes, laws, rules, regulations, ordinances, orders and directives applicable to them and the conduct of their businesses, including without limitation, all Environmental Laws.
(15)
Litigation, Tax Claims, etc. - There is no litigation, tax claim, proceeding or dispute pending or threatened or affecting the Borrowers, Beneficial Owners and/or Indemnitor, except as disclosed in writing to the Lender prior to the date hereof, and the execution and delivery by the Borrowers, Beneficial Owners and Indemnitor of, and performance by the Borrowers, Beneficial Owners and Indemnitor of all obligations under, the Commitment Letter, any documents and Security Documents, are not, to their knowledge, in conflict with any statute, law, rule, regulation, ordinance, order or directive, or in conflict with any agreement or undertaking, to which the Borrowers, Beneficial Owners and/or Indemnitor are parties or by which the Borrowers, Beneficial Owners and/or Indemnitor may be bound or affected.
(16)
Non-Resident - Each of the Borrowers is a non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada). Each of the Beneficial Owners is a non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada) and agrees to provide to the Lender (or any receiver or receiver and manager appointed by the Lender from time to time) as soon as possible upon request all information requested by the Lender or such receiver or receiver and manager with respect to the adjusted cost base and undepreciated capital cost of the Properties and all other information as may be required by the Lender or such receiver or receiver and manager in connection with an application for a Form T2064 or other similar certificate from Canada Revenue Agency or other applicable tax authority as may be required or desirable by the Lender in connection

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with any sale of a Property (a "116 Certificate"). Each of the Borrowers and Beneficial Owners hereby grants to the Lender, with full power of substitution, an irrevocable power of attorney, and coupled with an interest, for the purpose of applying for and obtaining a 116 Certificate.
(17)
Financial Statements - All the Borrowers’, Beneficial Owners’ and Indemnitor’s financial statements that have been delivered to the Lender fairly and accurately reflect the Borrowers’, Beneficial Owners’ and Indemnitor’s financial condition, as the case may be, as of the date of their submission to the Lender, and, since that date, there has been no material adverse change in the Borrowers’, Beneficial Owners’ or Indemnitor’s financial condition or business.
(18)
No Orders, Notices, etc. – Save and except as previously disclosed by the Borrower to the Lender, in writing, are no outstanding orders, notices or similar requirements relating to any Property issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority, and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.
(19)
Environmental - Except as disclosed herein:
(i)
the Properties and the activities and operations of the Borrowers, and to the Borrowers’, Beneficial Owners’ and Indemnitor’s knowledge, those of any owner, lessee, licensee or other occupant comply in all material respects with all Environmental Laws, and are not subject to any existing judicial, governmental, regulatory or other investigations, proceedings, inquiries or notices, and neither has the Borrowers, nor any present lessee, licensee or other occupant of any Property or any part thereof, or any person having the charge, management or control thereof, filed any notice or report pursuant to any Environmental Laws in connection with such Property;
(ii)
the Borrowers, Beneficial Owners and Indemnitor have no knowledge of any Environmental Activity in respect of the Release of any Hazardous Substance at, upon, under, over, within or with respect to the Properties or any contiguous real or immovable property to or from which the Release of a Hazardous Substance could reasonably be anticipated, other than in the normal course of operations thereon, and then, in compliance with Environmental Laws;
(iii)
neither the Borrowers nor any other party has been, or is, involved in any operations at, or with respect to the Properties in contravention of Environmental Laws which could lead to the imposition of liability on the Borrowers, Beneficial Owners or on any subsequent or former owner or occupier or person who has or will have the charge, management or control of any Property, or the creation of an encumbrance or charge on any Property under any Environmental Laws; and
(iv)
no underground storage tanks or surface impoundments or equipment containing, or that have contained PCBs or related chemical substances, are located on or under any Property.

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23)
COVENANTS:

Until such time as the Loan has been terminated and all obligations of the Borrowers under this Commitment Letter and under each of the other documents and Security Documents have been irrevocably paid and performed in full, each of the Borrowers, Beneficial Owners and Indemnitor covenants and agrees as follows:

(20)
Permitted Encumbrances - The Borrowers and Beneficial Owners shall not without the prior consent of the Lender in writing create, incur, assume, or permit any encumbrance, mortgage, deed of trust, pledge, lien, security interest, assignment or charge (including without limitation, any conditional sale or other title retention agreement) of any nature, upon any Property or any other real or personal property now owned or hereafter acquired, including without limitation, leases and the income derived therefrom, other than Permitted Encumbrances.
(21)
Transfer or Sale – So long as the Loan and all obligations of the Borrowers under this Commitment Letter and the Security Documents remain outstanding, it shall not sell, convey, transfer or enter into an agreement for the sale or transfer of legal or beneficial title of any Property to a purchaser or transferee not approved of in writing by the Lender, which consent may be withheld in the Lender’s sole and absolute discretion.
(22)
Corporate Existence - The Borrowers, the Beneficial Owners and Indemnitor shall maintain in full force and effect their corporate existence and good standing in their jurisdictions of incorporation and good standing in each other jurisdiction where they carry on business.
(23)
Compliance with Laws, Regulations and Environmental Requirements - The Borrowers, Beneficial Owners and Indemnitor shall comply with all statutes, laws, rules, regulations, ordinances, orders or directives applicable to the Borrowers, Beneficial Owners and/or Indemnitor, the collateral and the conduct of the Borrowers, Beneficial Owners and/or Indemnitor businesses, including without limitation, any Environmental Laws and shall obtain and maintain all licences, approvals and agreements required for the Borrowers, Beneficial Owners and/or Indemnitor to carry on their businesses. The Borrowers, Beneficial Owners and/or Indemnitor shall not carry on any activity contrary to any Environmental Laws or cause or permit any Hazardous Substance to be stored in or to be present in any form in or under any Property contrary to any Environmental Laws.
(24)
Payment of Taxes - Each of the Borrowers, Beneficial Owners and Indemnitor shall promptly pay and discharge, when due, all taxes charged to or payable by it and all obligations which may result in liens (other than as permitted hereunder) on its properties or assets unless the relevant tax or obligation is being actively and diligently contested in good faith by appropriate proceedings and is adequately reserved in the financial statements disclosed to the Lender. The Borrowers, Beneficial Owners and Indemnitor shall notify the Lender of each contest promptly upon forming the intention to contest the relevant payment, tax or obligation.
(25)
Access/Inspection - The Borrowers shall permit the Lender or its representatives, from time to time, to visit and inspect the Properties and related assets and examine and obtain copies of the Borrowers’ records, and discuss the Borrowers’ affairs with the auditors, counsel and other professional advisers of the Borrowers.

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(26)
Notice of Litigation, Disputes, Defaults, etc. - Each of the Borrowers and Beneficial Owners shall promptly give written notice to the Lender of:
(v)
any litigation or administrative or regulatory proceeding affecting it where the amount of the claim is $500,000.00 or more, or where the granting of the requested relief would have a material adverse effect on its financial condition or business;
(vi)
any substantial dispute between it and any governmental or regulatory authority;
(vii)
any Event of Default; and
(viii)
any other matter that has resulted or may result in a Material Adverse Effect.
(27)
Additional Covenants - The Borrowers and Beneficial Owners shall not:
(ix)
engage in business other than of the same general type as now conducted by it;
(x)
become indebted for money (except in the ordinary course of business (including in respect of any unsecured inter-company loans advanced to a Beneficial Owner by an affiliate and utilized in the operation and maintenance of the applicable Property), or become liable as a guarantor, surety or accommodation party or otherwise for the debt of any other person;
(xi)
convey, sell, transfer, lease or otherwise dispose of any assets except for fair consideration in the ordinary course of business, or where such assets are obsolete;
(xii)
amalgamate, merge or consolidate with or into any other person, whether or not the Borrowers would be the surviving entity, continue its existence under the laws of any other jurisdiction, or consent to the transfer of any shares, issuance of shares or other transactions which results in any change of control of any of them;
(xiii)
use the proceeds of the Loan, or any portion thereof, for any purpose other than as set out herein;
(xiv)
make or incur any loan, advance or investment to or in any other person except: (A) in the ordinary course of business, and (B) unsecured inter-company loans advanced to a Beneficial Owner by an affiliate and utilized in the operation and maintenance of the applicable Property;
(xv)
upon the occurrence of an Event of Default that is continuing, pay any dividends or make any other distributions or payment on account of or in redemption, retirement or purchase of any capital stock; or
(xvi)
enter into, or continue, any transaction with any person under the control of the Borrowers, in control of the Borrowers, or under common control with the Borrowers, except upon arm’s length terms that are no less favorable to the Borrowers than could be obtained from an unrelated third party.

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24)
INDEMNITY:

Each of the Borrowers, Beneficial Owners and Indemnitor hereby:

(28)
indemnifies the Lender and the Servicer, inclusive of their officers, directors employees, agents and shareholders, and of all unitholders of any pooled funds under their management, and agrees to hold each of them harmless from and against any and all losses liabilities, damages, costs, expenses and claims of any and every kind whatsoever, hereinafter “claim”, which at any time or from time to time may be paid, incurred or asserted against any of them for, with respect to, or as a result of, the presence on or under, or the Release from, any Property or into any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Substance where it has been proven that the source of the Hazardous Substance is such Property, including, without limitation:
(xvii)
the costs of defending, claiming and/or counter-claiming against third parties in respect of any claim; and
(xviii)
any cost, liability or damage arising out of a settlement of any claim entered into by the Lender or the Servicer;
(29)
agrees that the provisions of any undertakings and indemnification set out in this schedule shall survive the satisfaction and release of the Security Documents and payment and satisfaction of the Loan and liability of the Borrowers and Beneficial Owners and Indemnitor to the Lender pursuant to this Commitment Letter; and
(30)
agrees that the indemnity contained herein in favour of the Lender and Servicer shall enure to the benefit of the Lender’s and Servicer’s successors and permitted assignees of the Loan.

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Exhibit 10.1

SCHEDULE “D”

[Intentionally Deleted]

Exhibit 10.1

SCHEDULE “E”
SYNDICATION

We reserve the right, prior to and after the execution of definitive documentation, to syndicate this Loan (for the purposes of this schedule, “you”) to a group of lenders identified by us (being the “Proposed Lenders”, and the Lender together with [[*] (the “Arranger”)], the “Commitment Parties” or “we” or “us”).]

You agree, prior to the earlier of:

(31)
termination by the Arranger of this Loan;
(32)
the date on which a Successful Syndication (as defined in a fee letter in respect of the syndication of this Loan, being the “Fee Letter”) is achieved; and
(33)
[the later of [DATE] and [NUMBER] days following [*] (the “Closing Date”)],

to actively assist the Commitment Parties in completing a syndication reasonably satisfactory to you and the Commitment Parties.

Such assistance shall include:

(34)
your using commercially reasonable efforts to ensure that the syndication efforts benefit from your existing banking relationships;
(35)
direct contact between your senior management and advisors and the Proposed Lenders at times and locations reasonably acceptable to you;
(36)
to the extent requested by the Arranger, your preparing and providing to the Commitment Parties all information with respect to you and your subsidiaries, including all financial information as the Commitment Parties may reasonably request in connection with the arrangement and syndication of this Loan and your assistance in the preparation of one or more confidential information memoranda (each, a “Confidential Information Memorandum”) and other marketing materials to be used in connection with the syndication (all such information, memoranda and materials, “Information Materials”);
(37)
your hosting, with the Commitment Parties, of one or more meetings of Proposed Lenders at times and locations to be mutually agreed;
(38)
ensuring that neither you or any of your subsidiaries shall syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of any debt of you or any of your subsidiaries (other than this Loan), including any renewal or refinancing of any existing debt, in each case to the extent any such syndication, issuance, announcement or authorization could reasonably be expected to impair the syndication of this Loan, without the prior written consent of the Arranger; and
(39)
[your ensuring that the Arranger shall be afforded a period of at least [NUMBER] consecutive Business Days prior to the Closing Date and after delivery of any Information Materials to syndicate this Loan.] [You further agree that any references to the Arranger or any of its affiliates made by you or your affiliates in advertisements or other marketing materials shall be subject to the prior written approval of the Arranger, which approval shall not be unreasonably withheld or delayed.]

[Without limiting your obligations to assist with syndication efforts as set forth herein, we agree that the Lender shall not be released from its several commitments hereunder in connection with any such syndication or assignment to any Proposed Lender unless:

(40)
any such Proposed Lender has entered into an amendment or joinder with respect to this Commitment Letter committing to provide a portion of this Loan (in which case the Lender’s several commitments hereunder shall be reduced ratably at such time by an amount equal to the commitment assumed by such Proposed Lender); or
(41)
such Proposed Lender shall have entered into the applicable Security Documents and funded the portion of this Loan required to be funded by it on the Closing Date. [For the avoidance of doubt, any reduction in the commitments of the Lender hereunder shall be applied rateably to all the Lender’s commitments in respect of this Loan.]

It is understood and agreed that the Arranger shall manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when commitments will be accepted, which institutions will participate, any naming or title rights, the allocation of the commitments among the Proposed Lenders and the amount and distribution of fees among the Proposed Lenders. You hereby acknowledge that the Arranger shall have no responsibility other than to arrange the syndication as set forth herein and in no event shall the Commitment Parties be subject to any fiduciary or other implied duties, or any liability whatsoever.

If requested by the Commitment Parties, you agree to assist in the preparation of a version of each Confidential Information Memorandum or other Information Materials (a “Public Version”) consisting exclusively of information with respect to you and your subsidiaries that is either publicly available or not material with respect to you and your subsidiaries, and any of your respective securities for purposes of applicable securities laws (such information, “Non-MNPI”). Such Public Versions, together with any other information prepared by you or your subsidiaries or representatives and conspicuously marked “Public” (collectively, the “Public Information”), may be distributed by us to Proposed Lenders who have advised us that they wish to receive only Non-MNPI (such lenders, “Public Lenders”, all other Proposed Lenders, “Private Lenders”), and you shall be deemed to have authorized the Public Lenders to treat such Public Versions as containing Non-MNPI. You acknowledge and agree that, in addition to Public Information and unless you promptly notify us otherwise: (a) drafts and final definitive documentation with respect to this Loan; (b) administrative materials prepared by the Commitment Parties for Proposed Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (c) notifications of changes in the terms of this Loan may be distributed to Public Lenders. [If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Arranger shall not distribute such materials to Public Lenders.]

In connection with our distribution to Proposed Lenders of any Confidential Information Memorandum and, upon our request, any other Information Materials, you shall execute and deliver to us a customary authorization letter authorizing such distribution and, in the case of any Public Versions thereof, representing that it only contains Non-MNPI. Each Confidential Information Memorandum shall be accompanied by a disclaimer exculpating you and us with respect to any use thereof and of any related Information Materials by the recipients thereof.

[You shall be solely responsible for the contents of the Information Materials and all other information, documentation or other materials delivered to us in connection therewith and you

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acknowledge that we shall be using and relying upon such information without independent verification thereof.]

Notwithstanding anything to the contrary in this Commitment Letter (including this Schedule “E” ), the Fee Letter, the Security Documents or otherwise, in no event shall the Lender be entitled to assign, sell, syndicate, finance, collateralize, securitize, or transfer all or any portion of the Loan, the Security Documents and all other security therefor, to any person or entity that either directly or indirectly, holds an equity interest in, or operates, a direct competing self-storage business.

Notwithstanding anything to the contrary in this Commitment Letter, the Fee Letter or otherwise, neither the commitments hereunder nor the completion of the syndication of this Loan shall constitute a condition to the Closing Date.

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Exhibit 10.1

SCHEDULE “F”

CorPORATE CHART

[TO BE INSERTED]

Exhibit 10.1

SCHEDULE “G”

Insurance Requirements

HAZARD INSURANCE I

PERMANENT STRUCTURES

It is clearly understood and agreed that the insurance requirements contained herein shall be a minimum guide and, although they must be adhered to throughout the life of the Loan, they in no way represent the Lender’s opinion or advice as to the full scope of insurance coverage a prudent borrower would arrange to adequately protect its interest.

If the Borrowers fail to take out, keep in force or provide the Lender with evidence of such minimum insurance as is required hereunder, then the Lender may, but shall not be obligated to, take out and keep in force such insurance for the benefit of the Lender, at the immediate sole cost and expense of the Borrowers.

25)
GENERAL CONDITIONS:
(42)
All insurance policies shall be in a form and with insurers reasonably acceptable to the Lender. Deductibles, where used, shall be allowed only as they may be reasonably acceptable to the Lender.
(43)
The Borrowers shall provide the Lender with satisfactory evidence that the required insurances are in place.
(44)
The Lender retains the right to update and change the requirements at any time during the term of the Loan.
(45)
The applicable Borrowers and Beneficial Owners shall be a named insured on all policies.
(46)
All losses under the property, equipment breakdown and rental income insurance shall be payable to the Lender as first mortgagee and loss payee and the policies shall include an Insurance Bureau of Canada Standard Mortgage Clause.
(47)
If there is currently a first mortgagee on the property, then the Lender shall show as mortgagee and loss payee as their interest may appear, until the insurer has received a release of interest from the prior lender at which time the policies shall be endorsed to show the Lender as first mortgagee and loss payee.
(48)
The policy shall contain a clause that the Insurer shall neither terminate nor alter the policy to the prejudice of the Lender except by registered letter to the Lender giving notification of at least thirty (30) days. The Borrowers shall replace any terminated policy providing similar coverage with no cessation in coverage.
26)
PROPERTY INSURANCE:

The Borrowers shall insure and keep insured the improvements and all insurable property forming part of each Property, in an amount not less than the replacement cost thereof:

(49)
on a broad form/all risk basis, including, without limitation,:

(a)
flood;
(b)
earthquake;
(c)
sewer backup; and
(d)
blanket building by-laws.
(50)
subject to a stated amount co-insurance clause or no co-insurance requirement; and
(51)
coverage shall be subject to a replacement cost endorsement with no requirement to replace on the same or an adjacent site.
27)
EQUIPMENT BREAKDOWN INSURANCE (BOILER AND MACHINERY):

The Borrowers shall also maintain equipment breakdown insurance with a limit of loss equal to that insured under Section 2, to cover all building equipment and machinery (and production machinery, if applicable) for explosion, electrical loss or damage and mechanical breakdown and including repair & replacement and by-laws.

28)
BUSINESS INTERRUPTION INSURANCE:

The Borrowers shall effect and maintain business interruption insurance on the profits or gross rents form for 100% of the annual rents as detailed in the rent roll for a minimum period of twenty-four (24) months or such greater period as the Lender may require. This insurance shall apply to both the property and boiler coverages.

29)
LIABILITY INSURANCE:

The Borrowers shall effect and maintain public liability insurance in an amount of not less than $5,000,000.00 on either a comprehensive general liability or commercial general liability form. The Lender shall be added as an additional insured to the liability insurance.

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Exhibit 10.1

SCHEDULE “H”
Payor’s Authorization forM

Pre-Authorized Debits for Business (PAD)

Mortgage No.: __ MERGEFIELD Loan «Loan»____________

This Authorization is dated for reference the day of , 20 .

1.
British Columbia Investment Management Corporation (the “Payee”)

Suite 330 – 1515 Douglas St

Victoria BC, V8W 2G4
Tel: (778) 401-5900
Fax: (778) 401-0434

E-mail: Mortgage.Service@quadreal.com

2.
Payor’s Name and Address – please print or type
In this Agreement, “we”, “us” and “our” refer to the Payor and its successors and permitted assigns.

We warrant and represent that the following information is true and accurate.

Company Name (the “Payor”):
Address:
City & Province:
Postal Code:
Telephone:
Fax:
Mortgaged Property:

The account that the Payee is authorized to draw upon is indicated below. We have attached to this Payor authorization (the “Authorization”) a specimen cheque for this account marked “VOID”. We will inform the Payee of any change in the information provided in this section of the Authorization prior to the next due date of the Pre-authorized Debit (“PAD”), as defined in Canadian Payments Association (“CPA”) Rule H1.

Payor’s Financial Institution (the “Processing Member”):
Address:
City & Province:
Postal Code:
Accountholder Name (if different than Payor):
Bank Transit & Account Number:
3.
We acknowledge that the Authorization is provided for the benefit of the Payee and the Processing Member and is provided in consideration of the Processing Member agreeing to process debits against our account, as listed above (the “Account”), in accordance with the Rules of the CPA.
4.
We warrant and guarantee that all persons whose signatures are required to authorize withdrawals from the Account have signed the Authorization and that all persons signing this Authorization are our authorized signing officers and are empowered to enter into this Agreement.
5.
We hereby authorize the Payee to issue a PAD drawn on the Account for the purpose of effecting payments and fees for the loan transaction herein described.
6.
We may cancel the Authorization at any time upon written notice being provided by us, with proper authorization to verify the identity of the Payor, within 30 days before the next PAD is to be issued. We acknowledge that, in order to revoke the Authorization, we must provide written notice of revocation to the Payee. A sample cancellation form, or further information on our right to cancel a PAD Agreement may be obtained at our financial institution or by visiting www.cdnpay.ca.

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7.
We acknowledge that revocation of the Authorization does not terminate the loan transaction herein described, or relieve us of our obligation to pay all amounts owing to the Payee by a method of payment that is satisfactory to the Payee. We acknowledge that the Authorization applies only to the method of payment and does not otherwise affect our contractual payment obligations.
8.
We acknowledge that the provision and delivery of the Authorization to the Payee constitutes delivery by us to the Processing Member. Any delivery of the Authorization to the Payee constitutes delivery by us.
9.
We authorize the Payee to debit the Account for any and all payments and fees due from time to time under the loan transaction herein described when each such payment and/or fee is due.
10.
We acknowledge that the Processing Member is not required to verify that a PAD has been issued in accordance with the particulars of the Authorization including, but not limited to, the amount, or that any purpose of payment for which the PAD was issued has been fulfilled by the Payee as a condition to honouring a PAD issued or caused to be issued by the Payee on the Account.
11.
We may dispute a PAD only if: (i) the PAD was not drawn in accordance with this Authorization; or (ii) the Authorization was revoked. We acknowledge that in order to be reimbursed, a declaration to the effect that either (i) or (ii) above took place, must be completed and presented to the Processing Member holding the Account up to and including ten (10) business days after the date on which the PAD in dispute was posted to the Account. We acknowledge that when disputing any PAD beyond the time allowed in this section, it is a matter to be resolved solely between us and the Payee.

We have certain recourse rights if any debit does not comply with this agreement. For example, we have the right to receive reimbursement for any debit that is not authorized or is not consistent with the PAD Agreement. To obtain more information on our recourse rights, contact our financial institution or visit www.cdnpay.ca.

12.
We agree that the information contained in the Authorization may be disclosed to the Royal Bank of Canada as required to complete any PAD transaction.
13.
We acknowledge and agree that by executing this Agreement, we waive pre-notification of all amounts, whether fixed or variable, that the Payee will debit to the Account and of the due dates for the payment of those amounts.
14.
We understand and accept the terms of participating in this PAD plan.
15.
This Authorization will be effective as of the date first above written.
16.
All dollar amounts expressed in this Agreement refer to lawful currency of Canada.

________________________________

COMPANY NAME (the “Payor”)

by: _______________________ by: ______________________

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Authorized Signatory Authorized Signatory

Name: Name:
Title: Title:

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Exhibit 10.1

SCHEDULE “I”
Contact Information

QuadReal Finance LP Mortgage Number:

Please provide the information below as appropriate with the Borrowers’ contact information, and return to the Servicer by email, fax, or return mail. Please note that the Servicer may copy the originating broker, if applicable, on any renewal or extension related requests, unless specifically asked by the Borrowers not to do so.

Borrower: MERGEFIELD "Company" “Company”

Address:

City: Province: Postal Code:

COMPLETE THE FOLLOWING (or attach a business card):

Name Contact:

Email Address Contact:

Company Telephone Number:

Direct Telephone Number or Extension:

Company Fax Number:

Borrowers Authorization:

The Borrowers designate the person(s) above to be the primary contact person for the Servicer and to receive correspondence related to the Loan until it notifies the Servicer in writing otherwise. The Borrowers acknowledge that this contact may designate additional staff to receive copies of correspondence relating to certain subjects, such as insurance, taxes, or financial statements, though the contact may not re-designate the primary contact person.

I have authority to bind the corporation.	Name (please print)	Date

Alternate Contacts

QuadReal Finance LP Mortgage Number:

Borrowers:

Please provide the information below, if appropriate, with contact information, and return to the Servicer by email, fax, or return mail.

INSURANCE contact:

Same as Page 1

Name and/or Title:

Email Address: Telephone Number:

PROPERTY TAX INFORMATION contact:

Same as Page 1

Name and/or Title:

Email Address: Telephone Number:

FINANCIAL INFORMATION contact:

Same as Page 1

Name and/or Title:

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Email Address: Telephone Number:

OTHER contact:

Same as Page 1

Name and/or Title:

Email Address: Telephone Number:

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Exhibit 10.1

SCHEDULE “J”
[Intentionally Deleted]

Exhibit 10.1

SCHEDULE “K”
REQUEST FOR ADVANCE

[To be placed on Borrowers’ letterhead]

[Date Request for Advance was delivered]

QuadReal Finance LP
330, 1515 Douglas Street,

Victoria, BC V8W 2G4

Attention: [*]

Dear Sirs/Madams:

The undersigned, [*] (the “Borrowers”), refer to the commitment letter [dated] [to be dated on or about] [*] (as amended, supplemented and/or restated from time to time, the “Commitment Letter”, the terms defined therein being used herein as therein defined) entered into between, among others, the Borrowers and QuadReal Real Estate Debt (Canada) GP Inc., in its capacity as general partner of QuadReal Real Estate Debt (Canada) Limited Partnership (collectively, the “Lender”). Pursuant to Schedule “B”, Section 1 of the Commitment Letter, the Borrowers hereby give you notice that it requests an advance of funds under the Loan and, accordingly, provides the information relating to such advance (the “Advance”) set forth below:

17.
The date of the Advance, being a Business Day, is [*] (the “Advance Date”).
18.
The aggregate amount of the Advance is [*].
19.
The Borrowers hereby confirm that:
(a)
No Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Advance;
(b)
The representations and warranties contained in Schedule “C” of the Commitment Letter and in any other Security Document are true and correct on the date hereof as if they were as if they were made on this date and will be true and correct on the date of the Advance, except for any representation and warranty that is stated to be made only as of a certain date (and then as of such date);
(c)
In the event that:
i.
the transaction for which the Advance is being funded does not close for any reason; or
ii.
the funds are not released to the Borrowers on the Advance Date,

the Borrowers shall in any event remain liable for interest on the amount of the Proposed Advance accruing on the Advance at the rate specified in the Commitment Letter from and after the Advance Date.

Yours truly,

[Borrowers names]

Per: _______________________________

I/We have the authority to bind the corporation

Print name: _______________________________

Per: _______________________________

I/We have the authority to bind the corporation

Print name: _______________________________

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Exhibit 10.1

SCHEDULE “L”
TERMS AND CONDITIONS GOVERNING CORRA LOANS

CORRA Loans will be subject to the following terms and conditions:

1.
Definitions

For the purposes of this Agreement, the following terms shall have the following meanings unless something in the subject matter or context is inconsistent therewith:

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 6(d) of this Schedule “L”. For greater certainty, as of the date of this Agreement, the sole Available Tenor is one-month.

“Benchmark” means, initially, the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 6(a) of this Schedule “L”.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Canadian Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Security Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Lender and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Canadian Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Lender, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(b)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(c)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(d)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(e)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(f)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6 of this Schedule “L” and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6 of this Schedule “L”.

“Conforming Changes” means, with respect to the use or administration of a Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of draw requests or prepayment notices, the applicability and length of lookback periods, the applicability of Section 6 of this Schedule “L” and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Security Documents).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Margin” means 2.50% per annum.

“Floor” means a rate of interest equal to 5.50%.

“Interest Period” means, with respect to each Term CORRA Loan, the initial period commencing on and including the Drawdown Date applicable to such Term CORRA Loan and ending on the first day of the next calendar month, and thereafter, each successive period (subject to availability) of one (1) month commencing on and including the last day of the prior Interest Period and ending on the first day of the next calendar month; provided that in any case the last day of each Interest Period will be also the first day of the next Interest Period (provided that for the purposes of calculation of interest payable by the Borrower, the last day of each Interest Period shall not be included in such Interest Period but shall be included in the calculation of interest payable for the subsequent Interest Period) and further provided that the last day of each Interest Period will be a Business Day.

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“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

"Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a one-month tenor on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of the applicable Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means a percentage equal to 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

2.
Rates

The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to Term CORRA, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as Term CORRA, or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions that affect the calculation of Term CORRA, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain Term CORRA, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, the Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Lender is under no obligation and shall not be responsible to verify or confirm the existence or validity of, or to monitor or verify the Lender’s compliance with, or the status and standing of, any licenses, permits

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or approvals from TMX Datalinx (or any successor licensor of the Term CORRA Reference Rate) required for the use of the Term CORRA Reference Rate with respect to the issue of Canadian Dollar loans and other loan products including the making or advance of Loans or other grants or extensions of credit pursuant to or as otherwise contemplated under this Agreement and the other Security Documents.

3.
Restrictions on Borrowing
(a)
Any CORRA Loan must be in the minimum amount of $500,000.00.
4.
Drawdown Notices
(a)
A Drawdown Notice requesting a CORRA Loan must be given no later than 11:00 a.m. (Pacific time) five (5) Business Days prior to the requested Drawdown Date.
5.
Interest
(a)
The Loans comprising each Term CORRA Loan shall bear interest at a rate per annum equal to the greater of (i) Adjusted Term CORRA for the applicable Interest Period plus the CORRA Margin, and (ii) the Floor.
(b)
Accrued interest on each Term CORRA Loan shall be payable in arrears on each Interest Payment Date, provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(c)
All interest under this Section 5 shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)
For the purposes of the Interest Act (Canada), whenever interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year (including on the basis of a year of 365 days in a leap year), the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 or such other number of days in such period, as the case may be.
6.
Benchmark Replacement Setting
(a)
Benchmark Replacement. Notwithstanding anything to the contrary in the Credit Agreement or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lender without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to

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make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 6(d) of this Schedule “L” and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 6.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Drawdown of Loans, which are of the type that have a rate of interest determined by reference to the then-current Benchmark, to be made during any Benchmark Unavailability Period.
7.
Inability to Determine Rates
(a)
If, on or prior to the first day of any Interest Period for any Term CORRA Loan, Section 6 of this Schedule “L” does not apply and:
(i)
the Lender determines (which determination shall be conclusive and binding absent manifest error) that “Term CORRA” cannot be determined pursuant to the definition thereof, for reasons other than a Benchmark Transition Event, or
(ii)
the Lender determines that for any reason in connection with any request for a Term CORRA Loan, that Term CORRA for any requested Interest Period with respect to a

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proposed Term CORRA Loan does not adequately and fairly reflect the cost to the Lender of making and maintaining such Loan,

the Lender will promptly so notify the Borrower and each Lender.

(b)
Upon delivery of such notice by the Lender to the Borrower under Section 7(a) of this Schedule “L”, any obligation of the Lender to make Term CORRA Loans shall be suspended (to the extent of the affected Term CORRA Loans) until the Lender revokes such notice.
(c)
Upon receipt of such notice by the Lender to the Borrower under Section 7(a) of this Schedule “L”, the Borrower will be deemed to have converted any request for a Drawdown of Term CORRA Loans into a request for a borrowing of prime rate loans, in the amount specified therein and any outstanding affected Term CORRA Loans will be deemed to have been converted, at the end of the applicable Interest Period, into prime rate loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.
8.
Illegality

If the Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund Loans whose interest is determined by reference to Term CORRA, or to determine or charge interest rates based upon Term CORRA, then, on notice thereof by the Lender to the Borrower through the Lender, any obligation of the Lender to make Term CORRA Loans shall be suspended until the Lender notifies the Lender and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon three Business Days’ notice from the Lender (with a copy to the Lender), prepay or, if applicable, convert all Term CORRA Loans of the Lender to prime rate loans, either on the last day of the Interest Period, if the Lender may lawfully continue to maintain such Term CORRA Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Term CORRA Loans. Each Lender agrees to notify the Lender and the Borrower in writing promptly upon becoming aware that it is no longer illegal for the Lender to determine or charge interest rates based upon Term CORRA. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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